Exhibit 23.1

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-173886) of our report dated March 5, 2013 for Barclays PLC relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2012.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 173886) of our report dated March 5, 2013 for Barclays Bank PLC relating to the financial statements, which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement, as amended.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
29 July 2013